EXHIBIT 99.1

Contacts:

Aehr Test Systems Chris Siu Chief Financial Officer csiu@aehr.com	PondelWilkinson, Inc. Todd Kehrli or Jim Byers Investor Contact tkehrli@pondel.com jbyers@pondel.com

Aehr Test Systems Reports Over $37 Million in Quarterly Bookings Driven by

Strong AI and Data Center Infrastructure Demand

Fremont, CA (April 7, 2026) – Aehr Test Systems (NASDAQ: AEHR), a leading provider of test and burn-in solutions for semiconductor devices used in artificial intelligence (AI), data center, automotive, and industrial applications, today announced financial results for its third quarter of fiscal 2026, ended February 27, 2026.

The company reported strong quarterly bookings of $37.2 million, representing a book-to-bill ratio of over 3.5x, reflecting strong customer demand across both wafer-level burn-in (WLBI) and package-level burn-in (PLBI) applications. The company expects a significant near-term follow-on production order from its lead hyperscale customer for PLBI systems for custom AI processors and now expects bookings to be on the high end of the previously stated range of $60 million to $80 million in its fiscal 2026 second half ending May 29, 2026.

Fiscal Third Quarter Financial Results:

•	Net revenue was $10.3 million, compared to $18.3 million in the third quarter of fiscal 2025.
•	GAAP net loss was $(3.2) million, or $(0.10) per diluted share, compared to GAAP net loss of $(0.6) million, or $(0.02) per diluted share, in the third quarter of fiscal 2025.
•	Non-GAAP net loss, which excludes stock-based compensation and acquisition-related adjustments, was $(1.5) million, or $(0.05) per diluted share, compared to non-GAAP net income of $2.0 million, or $0.07 per diluted share, in the third quarter of fiscal 2025.
•	Bookings were $37.2 million for the quarter.
•	Backlog as of February 27, 2026 was $38.7 million. Effective backlog, including bookings since February 27, 2026, is $50.9 million.
•	Total cash, cash equivalents and restricted cash as of February 27, 2026 was $37.1 million, compared to $31.0 million on November 28, 2025.

Fiscal First Nine Months Financial Results:

•	Net revenue was $31.2 million, compared to $44.9 million in the first nine months of fiscal 2025.
•	GAAP net loss was $(8.5) million, or $(0.28) per diluted share, compared to GAAP net loss of $(1.0) million, or $(0.03) per diluted share, during the first nine months of fiscal 2025.
•	Non-GAAP net loss was $(2.6) million, or $(0.09) per diluted share, which excludes stock-based compensation, acquisition-related adjustments and restructuring charges, compared to non-GAAP net income of $4.8 million, or $0.16 per diluted share, in the first nine months of fiscal 2025.
•	Cash used in operating activities was $5.1 million for the first nine months of fiscal 2026.

An explanation of the use of non-GAAP financial measures and a reconciliation of Aehr’s non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying tables.

Aehr Test Systems Reports Third Quarter Fiscal 2026 Financial Results

April 7, 2026

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

“We are very pleased with the strong momentum in our business across multiple market segments, highlighted by more than $37 million in quarterly bookings and a book-to-bill ratio exceeding 3.5x. Demand continues to accelerate across both WLBI and PLBI as semiconductor devices grow in size, complexity, and power and are increasingly deployed in mission-critical AI, networking, automotive, and industrial applications.

“During the quarter, we continued to make progress in growing the business and expanding our customer base in our WLBI business. For AI processors, we received a production WLBI order from our lead AI processor customer for multiple new fully automated FOX-XP WLBI systems to be used in data center training and inference applications. We have several other companies ranging from suppliers of data center-focused AI accelerator processors to Edge AI processors and CPUs that are providing us with information on their devices and roadmaps and asking about our WLBI capabilities and recommendations for burn-in of their next generation devices. There is significant interest in doing WLBI for devices that are expected to be put in advanced packages such as CoWoS that include other die such as HBM DRAM stacks, other compute AI processors, and photonic or electrical-based transceiver chipsets. Weeding out bad devices before they are packaged together with these other devices is significantly cheaper than the yield loss if these are burned in at packaged level and the entire multi-chip package is thrown away.

“Silicon photonics is a market we see significant opportunity for WLBI. We recently announced a major new customer win with our high-power FOX-XP WLBI system for devices aimed at hyperscale data center optical interconnect market. This was an initial order for multiple FOX systems for both qualification and production. The customer is developing advanced silicon photonics–based transceivers for data center networking and optical I/O applications to address the rapidly accelerating demand for high-speed fiber optic communication links in hyperscale AI and cloud data centers. We believe this win positions Aehr to participate in what could be a significant multiyear expansion of silicon photonics production driven by the growth of fiber optic interconnects in hyperscale AI data centers.

“Additionally, during the quarter, we received a follow-on order from our lead silicon photonics customer for both a new high-power FOX-XP systems and an upgrade of an existing FOX system to our latest high-power, fully automated configuration. As data center architectures scale to support AI, cloud computing, and high-performance networking, fiber optic interconnects offer significant advantages over copper wiring, including higher data rates, lower power consumption, longer reach, improved thermal performance, and reduced electromagnetic interference. These advantages are driving rapid adoption of silicon photonics transceivers across hyperscale and enterprise data centers worldwide and increasing demand for cost-effective, production-proven burn-in solutions that can ensure device quality and long-term reliability at volume.

“In PLBI, we are seeing significant forecasts from our lead hyperscale customer for our Sonoma systems for high-volume production burn-in of their custom AI processor ASICs used in large-scale data center training and inference AI workloads. In addition to their first ASIC AI processor now ramping on our Sonoma systems today, this quarter this hyperscale customer awarded Aehr the production win for our Sonoma systems for production burn-in of their next-generation, higher-power AI accelerators. We expect a significant near-term follow-on production order from this customer for a large number of systems to be shipped during Aehr’s fiscal year 2027.

“In addition to this major hyperscale customer, we are also engaged in new sales opportunities with multiple other hyperscale companies, AI accelerators and CPU processor companies, edge AI processor suppliers and designers, and foundries and assembly and test houses for our Sonoma PLBI systems for both reliability qualification and production burn-in needs.

Aehr Test Systems Reports Third Quarter Fiscal 2026 Financial Results

April 7, 2026

“We are continuing to scale our manufacturing capacity to support anticipated customer demand. In addition to the substantial capacity we added at our Fremont, California facility over the past year, we expect to begin shipping Sonoma systems this quarter from a newly upgraded contract manufacturing facility with global capacity for more than 20 additional systems per month.

“With strong second-half bookings so far, and a strong funnel of additional orders expected this quarter, we believe we are well-positioned to exit the fiscal year ending May 29th with a strong backlog and deliver significant revenue growth in fiscal 2027. We currently expect full-year fiscal 2026 revenue to be on the high side of the $45 million to $50 million range provided last quarter. We also expect our bookings for the second half of the fiscal year to be on the high end of the $60 million to $80 million range provided last quarter. More broadly, we believe we have a clear path to sustained long-term growth as our installed base expands across AI, silicon photonics, power semiconductors, and other high-performance applications.

“As the need for performance, reliability, safety, and security in semiconductors continues to rise, burn-in is becoming increasingly important across a widening range of devices and end markets. We believe Aehr is uniquely positioned to capitalize on this trend with both proven WLBI and PLBI solutions that enable our customers to cost-effectively qualify and screen their most advanced semiconductor devices.”

Financial Guidance:

Aehr is reiterating its previously provided guidance for the second half of fiscal year 2026, which began November 29, 2025 and ends May 29, 2026, of revenue between $25 million and $30 million and non-GAAP net loss per diluted share between $(0.09) and $(0.05).

Management Conference Call and Webcast:

Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its fiscal 2026 third quarter operating results. To access the live call, dial +1 888-506-0062 (US and Canada) or +1 973-528-0011 (International) and give the participant passcode 767066. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section and may also be accessed by clicking here. A phone replay of the call will be available approximately two hours following the end of the live call and will remain available for one week. To access the call replay, dial +1 877-481-4010 (US and Canada) or +1 919-882-2331 (International) and enter replay passcode 53776.

Aehr Test Systems Reports Third Quarter Fiscal 2026 Financial Results

April 7, 2026

About Aehr Test Systems

Headquartered in Fremont, California, Aehr Test Systems is a leading provider of test solutions for testing, burning-in, and stabilizing semiconductor devices in wafer level, singulated die, and packaged part form, and has installed thousands of systems worldwide. Increasing quality, reliability, safety, and security needs of semiconductors used across multiple applications, including electric vehicles, electric vehicle charging infrastructure, solar and wind power, computing, advanced artificial intelligence (AI) processors, data and telecommunications infrastructure, and solid-state memory and storage, are driving additional test requirements, incremental capacity needs, and new opportunities for Aehr’s products and solutions. Aehr has developed and introduced several innovative products including the FOX-PTM families of test and burn-in systems and FOX WaferPakTM Aligner, FOX WaferPak Contactor, FOX DiePak® Carrier and FOX DiePak Loader. The FOX-XP and FOX-NP systems are full-wafer contact and singulated die/module test and burn-in systems that can test, burn-in, and stabilize a wide range of devices such as leading-edge silicon carbide-based and other power semiconductors, 2D and 3D sensors used in mobile phones, tablets, and other computing devices, memory semiconductors, processors, microcontrollers, systems-on-a-chip, and photonics and integrated optical devices. The FOX-CP system is a low-cost single-wafer compact test solution for logic, memory and photonic devices and the newest addition to the FOX-P product family. The FOX WaferPak Contactor contains a unique full-wafer contactor capable of testing wafers up to 300mm that enables IC manufacturers to perform test, burn-in, and stabilization of full wafers on the FOX-P systems. The FOX DiePak Carrier allows testing, burning in, and stabilization of singulated bare die and modules up to 1024 devices in parallel per DiePak on the FOX-NP and FOX-XP systems up to nine DiePaks at a time. Acquired through its acquisition of Incal Technology, Inc., Aehr’s new line of high-power packaged part reliability/burn-in test solutions for AI semiconductor manufacturers, including its ultra-high-power Sonoma family of test solutions for AI accelerators, GPUs, and high-performance computing (HPC) processors, position Aehr within the rapidly growing AI market as a turnkey provider of reliability and testing that span from engineering to high volume production. For more information, please visit Aehr Test Systems’ website at www.aehr.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Aehr’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these words or other similar terms or expressions that concern Aehr’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, future bookings, benchmark evaluations and product development from Aehr’s new and existing customers; future applications and orders for the AI processors, test solutions for AI semiconductor manufacturers and the Sonoma system; revenue and revenue growth forecasted; financial performance and bookings forecasted; financial guidance for the second half of fiscal 2026 and the full fiscal year 2027; expectations regarding current and future partnerships; expectations regarding industry demand and emerging technologies as a whole and smaller segments within it; and the ability for Aehr to successfully enter new markets. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Aehr’s recent Form 10-K, 10-Q and other reports filed from time to time with the Securities and Exchange Commission. Aehr disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

– Financial Tables to Follow –

Aehr Test Systems Reports Third Quarter Fiscal 2026 Financial Results

April 7, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 27,	November 28,	February 28,	February 27,	February 28,
(In thousands, except per share data)	2026	2025	2025	2026	2025
Revenue	$10,313	$9,884	$18,307	$31,166	$44,879
Cost of revenue	6,945	7,339	11,124	21,534	25,218
Gross profit	3,368	2,545	7,183	9,632	19,661
Operating expenses:
Research and development	3,167	2,972	3,140	8,988	7,777
Selling, general and administrative	4,430	4,434	5,162	13,581	14,357
Restructuring charges	-	(213)	-	6	-
Total operating expenses	7,597	7,193	8,302	22,575	22,134
Loss from operations	(4,229)	(4,648)	(1,119)	(12,943)	(2,473)
Interest income, net	240	194	270	613	1,179
Other income (expense), net	(12)	10	(25)	1,049	(11)
Loss before income tax benefit	(4,001)	(4,444)	(874)	(11,281)	(1,305)
Income tax benefit	(798)	(1,214)	(231)	(2,764)	(294)
Net loss	$(3,203)	$(3,230)	$(643)	$(8,517)	$(1,011)

Net loss per share:
Basic	$(0.10)	$(0.11)	$(0.02)	$(0.28)	$(0.03)
Diluted	$(0.10)	$(0.11)	$(0.02)	$(0.28)	$(0.03)
Shares used in per share calculations:
Basic	30,695	30,177	29,733	30,265	29,500
Diluted	30,695	30,177	29,733	30,265	29,500

Aehr Test Systems Reports Third Quarter Fiscal 2026 Financial Results

April 7, 2026

AEHR TEST SYSTEMS
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)

	Three Months Ended			Nine Months Ended
	February 27,	November 28,	February 28,	February 27,	February 28,
(In thousands, except per share data)	2026	2025	2025	2026	2025
Reconciliation of GAAP to non-GAAP gross profit
GAAP gross profit	$3,368	$2,545	$7,183	$9,632	$19,661
Special items:
a) Stock-based compensation expense	202	215	218	576	380
b) Acquisition-related adjustments	190	190	416	617	1,045
Non-GAAP gross profit	$3,760	$2,950	$7,817	$10,825	$21,086
Reconciliation of GAAP to non-GAAP operating expenses
GAAP operating expenses	$7,597	$7,193	$8,302	$22,575	$22,134
Special items:
a) Stock-based compensation expense	(1,182)	(1,626)	(1,180)	(4,320)	(2,963)
b) Acquisition-related adjustments	(106)	(106)	(106)	(317)	(247)
c) Restructuring charges	-	213	-	(6)	-
d) Officer severance benefits	-	-	(653)	-	(653)
e) Acquisition-related costs	-	-	(51)	-	(548)
Non-GAAP operating expenses	$6,309	$5,674	$6,312	$17,932	$17,723
Reconciliation of GAAP to non-GAAP income (loss) from operations
GAAP loss from operations	$(4,229)	$(4,648)	$(1,119)	$(12,943)	$(2,473)
Special items:
a) Stock-based compensation expense	1,384	1,841	1,398	4,896	3,343
b) Acquisition-related adjustments	296	296	522	934	1,292
c) Restructuring charges	-	(213)	-	6	-
d) Officer severance benefits	-	-	653	-	653
e) Acquisition-related costs	-	-	51	-	548
Non-GAAP income (loss) from operations	$(2,549)	$(2,724)	$1,505	$(7,107)	$3,363
Reconciliation of GAAP to non-GAAP income (loss) before income tax benefit
GAAP loss before income tax benefit	$(4,001)	$(4,444)	$(874)	$(11,281)	$(1,305)
Special items:
a) Stock-based compensation expense	1,384	1,841	1,398	4,896	3,343
b) Acquisition-related adjustments	296	312	522	973	1,292
c) Restructuring charges	-	(213)	-	6	-
d) Officer severance benefits	-	-	653	-	653
e) Acquisition-related costs	-	-	51	-	548
Non-GAAP income (loss) before income tax benefit	$(2,321)	$(2,504)	$1,750	$(5,406)	$4,531
Reconciliation of GAAP to non-GAAP net income (loss)
GAAP net loss	$(3,203)	$(3,230)	$(643)	$(8,517)	$(1,011)
Special items:
a) Stock-based compensation expense	1,384	1,841	1,398	4,896	3,343
b) Acquisition-related adjustments	296	312	522	973	1,292
c) Restructuring charges	-	(213)	-	6	-
d) Officer severance benefits	-	-	653	-	653
e) Acquisition-related costs	-	-	51	-	548
Non-GAAP net income (loss)	$(1,523)	$(1,290)	$1,981	$(2,642)	$4,825
Reconciliation of GAAP to non-GAAP income (loss) per diluted share
GAAP loss per diluted share	$(0.10)	$(0.11)	$(0.02)	$(0.28)	$(0.03)
Special items:
a) Stock-based compensation expense	0.04	0.06	0.05	0.16	0.11
b) Acquisition-related adjustments	0.01	0.01	0.02	0.03	0.04
c) Restructuring charges	-	(0.01)	-	0.00	-
d) Officer severance benefits	-	-	0.02	-	0.02
e) Acquisition-related costs	-	-	0.00	-	0.02
Non-GAAP income (loss) per diluted share *	$(0.05)	$(0.04)	$0.07	$(0.09)	$0.16

Aehr Test Systems Reports Third Quarter Fiscal 2026 Financial Results

April 7, 2026

a) Represents compensation expense for equity awards granted to employees and directors.
b) Represents amortization of acquired intangible assets and accretion expense of escrow payable.
c) Represents a net credit to restructuring charges, primarily related to a lease early termination, along with employee termination benefits from a separate restructuring initiative.
d) Represents severance benefits, including compensation expense, provided due to the passing of an officer as per the terms of his change in control and severance agreement
e) Represents acquisition activity costs.
* Per share amounts may not sum due to rounding to the nearest cent per diluted share

Non-GAAP measures should not be considered a replacement for GAAP results. The non-GAAP measures indicated above are financial measures the Company uses to evaluate the underlying results and operating performance of the business. The limitation of these measures are that they exclude items that impact the Company's current period GAAP measures. This limitation is best addressed by using these measures in combination with the most directly comparable GAAP financial measures. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.

We believe these measures enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods.

Aehr Test Systems Reports Third Quarter Fiscal 2026 Financial Results

April 7, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	February 27,	May 30,
(In thousands, except par value)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$36,911	$24,529
Accounts receivable	11,808	14,191
Inventories	41,162	41,997
Prepaid expenses and other current assets	6,019	8,061
Total current assets	95,900	88,778
Property and equipment, net	9,277	8,969
Goodwill	10,719	10,719
Intangible assets, net	9,847	10,781
Deferred tax assets, net	21,883	19,114
Operating lease right-of-use assets, net	9,089	9,601
Other non-current assets	331	546
Total assets	$157,046	$148,508
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,103	$6,728
Accrued expenses and other current liabilities	4,176	6,020
Operating lease liabilities, short-term	606	909
Deferred revenue, short-term	1,857	1,981
Total current liabilities	8,742	15,638
Operating lease liabilities, long-term	9,419	9,921
Deferred revenue, long-term	53	36
Other long-term liabilities	40	42
Total liabilities	18,254	25,637

Shareholders’ equity:
Preferred stock, $0.01 par value: Authorized: 10,000 shares;
Issued and outstanding: none	-	-
Common stock, $0.01 par value: Authorized: 75,000 shares;
Issued and outstanding: 30,954 shares and 29,877 shares at February 27, 2026 and May 30, 2025, respectively	310	299
Additional paid-in capital	170,143	145,758
Accumulated other comprehensive loss	(84)	(126)
Accumulated deficit	(31,577)	(23,060)
Total shareholders' equity	138,792	122,871
Total liabilities and shareholders’ equity	$157,046	$148,508

Aehr Test Systems Reports Third Quarter Fiscal 2026 Financial Results

April 7, 2026

AEHR TEST SYSTEMS
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	February 27,	February 28,
(In thousands)	2026	2025
Cash flows from operating activities:
Net loss	$(8,517)	$(1,011)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	4,896	3,741
Depreciation and amortization	2,110	1,573
Deferred income taxes	(2,769)	(293)
Amortization of operating lease right-of-use assets	543	795
Changes in operating assets and liabilities:
Accounts receivable	2,387	(962)
Inventories	203	(2,211)
Prepaid expenses and other assets	457	(4,831)
Accounts payable	(3,476)	139
Accrued expenses	(38)	(515)
Deferred revenue	(108)	(1,004)
Operating lease liabilities	(836)	(470)
Income taxes payable	6	(49)
Net cash used in operating activities	(5,142)	(5,098)

Cash flows from investing activities:
Purchases of property and equipment	(1,932)	(2,174)
Payments for business acquisition, net of cash and cash equivalents acquired	(1,801)	(11,075)
Net cash used in investing activities	(3,733)	(13,249)

Cash flows from financing activities:
Proceeds from issuance of common stock from public offering, net of issuance costs	19,595	-
Proceeds from issuance of common stock under employee plans	1,125	894
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,273)	(520)
Net cash provided by financing activities	19,447	374

Effect of exchange rate changes on cash, cash equivalents and restricted cash	9	25

Net increase (decrease) in cash, cash equivalents and restricted cash	10,581	(17,948)

Cash, cash equivalents and restricted cash, beginning of period(1)	26,480	49,309
Cash, cash equivalents and restricted cash, end of period (1)	$37,061	$31,361

(1) Includes restricted cash within prepaid expenses and other current assets and other non-current assets.